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                                                                     Exhibit 23


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1997 with respect to the financial statements of Corporate Realty Income Trust I in the Registration Statement (Form S-3) and related Prospectus of Lexington Corporate Properties, Inc.



                                        Ernst & Young LLP


New York, New York
June 2, 1997